CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT


         We consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 5, 1999, which appears on page F-2 of the annual report on Form 10-KSB of Paradigm Medical Industries, Inc. for the years ended December 31, 1998 and 1997, and to the reference to our Firm in the Prospectus.



                                                              TANNER + CO.





Salt Lake City, Utah
May 7, 1999